UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2013

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

610 Lincoln Street North, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 2, 2013, BG Medicine, Inc. (the “Company”) issued a press release announcing that the first automated version of the BGM Galectin-3® blood test has obtained a CE Mark, an important step in the Company’s commercial strategy. The first automated version of the BGM Galectin-3 test will be distributed through bioMérieux’s VIDAS® immunoassay platform, which includes approximately 27,000 installed instruments worldwide. bioMérieux is one of the Company’s four diagnostic instrument manufacturers partnering with BG Medicine to commercialize automated versions of the BGM Galectin-3 test, and the first to obtain a CE Mark. bioMérieux is preparing a phased launch of the test in Europe and in certain other territories that recognize the CE Mark.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated January 2, 2013.

The press release contains hypertext links to information on our website and/or other websites. The information on our website and any other website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: January 7, 2013	/s/ Charles H. Abdalian, Jr. Charles H. Abdalian, Jr. Executive Vice President & Chief Financial Officer